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                                                                   Exhibit 16
                         [ARTHUR ANDERSEN LETTERHEAD]

May 21, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 21, 1998 of Digital Television Services, Inc. and DTS Capital, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

Copy to:
Mr. Robert Verdecchio, CFO
Pegasus Communications Corporation